Calculation of Filing Fee Tables
S-8
StubHub Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock issuable upon vesting and settlement of outstanding restricted stock units under the 2012 Restricted Stock Unit Plan (as amended, the "2012 Plan")	Other	3,096,895	$ 23.50	$ 72,777,032.50	0.0001531	$ 11,142.16
2	Equity	Class A Common Stock issuable upon the exercise of outstanding stock options under the 2015 Stock Option Plan (the "2015 Plan")	Other	15,265,568	$ 5.60	$ 85,487,180.80	0.0001531	$ 13,088.09
3	Equity	Class A Common Stock issuable upon vesting and settlement of outstanding restricted stock units under the Registrant's Amended and Restated 2022 Omnibus Incentive Plan (the "2022 Plan")	Other	33,325,674	$ 23.50	$ 783,153,339.00	0.0001531	$ 119,900.78
4	Equity	Class A Common Stock reserved for issuance pursuant to awards under the 2022 Plan	Other	46,060,565	$ 23.50	$ 1,082,423,277.50	0.0001531	$ 165,719.00
5	Equity	Class A Common Stock reserved for issuance pursuant to the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP")	Other	4,529,002	$ 23.50	$ 106,431,547.00	0.0001531	$ 16,294.67
Total Offering Amounts:						$ 2,130,272,376.80		$ 326,144.70
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 326,144.70
Offering Note
[1]	(1) (a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock") that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Class A Common Stock. (b) Represents shares of the Registrant's Class A Common Stock issuable upon the vesting and settlement of outstanding restricted stock unit awards granted under the 2012 Plan. (c) Pursuant to Rule 457(h) of the Securities Act, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price is based on the initial public offering price of the Class A Common Stock of $23.50 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-286000), as amended (the "S-1 Registration Statement"), that was declared effective on September 16, 2025.

[2]	(2) See note 1(a). (a) Represents shares of the Registrant's Class A Common Stock issuable upon the exercise of outstanding stock options granted under the 2015 Plan. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on $5.60 per share, which is the weighted-average exercise price of the outstanding stock options granted under the 2015 Plan being registered.

[3]	(3) See note 1(a). (a) Represents shares of the Registrant's Class A Common Stock issuable upon the vesting and settlement of outstanding restricted stock unit awards granted under the 2022 Plan. (b) Pursuant to Rule 457(h) of the Securities Act, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price is based on the initial public offering price of the Class A Common Stock of $23.50 per share, as set forth in the S-1 Registration Statement that was declared effective on September 16, 2025.

[4]	(4) See note 1(a). (a) Represents shares of the Registrant's Class A Common Stock reserved for issuance under the 2022 Plan. The number of shares of Class A Common Stock available for issuance under the 2022 Plan will be annually increased beginning on and including January 1, 2026 and ending on and including January 1, 2035, equal to the lesser of (i) 5% of the aggregate number of shares of all classes of our common stock (on an as converted to Class A common stock basis) outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A Common Stock as determined by our board of directors. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $23.50 per share, as set forth in the S-1 Registration Statement that was declared effective on September 16, 2025.

[5]	(5) See note 1(a). (a) Represents shares of the Registrant's Class A Common Stock reserved for issuance under the ESPP. The number of shares of Class A Common Stock available for issuance under the ESPP will be annually increased beginning on and including January 1, 2026 and ending on and including January 1, 2035, equal to the lesser of (i) 1% of the aggregate number of shares of all classes of our common stock (on an as converted to Class A common stock basis) outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A Common Stock as determined by our board of directors. (b) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $23.50 per share, as set forth in the S-1 Registration Statement that was declared effective on September 16, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A